Exhibit 99.1

Dorian LPG Ltd. Announces Management Promotions and the Ringing of the New York Stock Exchange Closing Bell to Celebrate 10 Years as a Public Company

STAMFORD, CT – May 9, 2024 – Dorian LPG Ltd. (NYSE: LPG) (the Company, Dorian LPG, “we”, “us”, and “our”) today announced the promotions of two current executives to increased positions of responsibility and the ringing of the New York Stock Exchange (“NYSE”) closing bell on May 9, 2024 to celebrate 10 years as a public company.

Management Promotions

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of the Company established the following executive positions: Head of Energy Transition and Chief Operating Officer.

John Lycouris has been promoted to Head of Energy Transition effective April 24, 2024 and will continue as a Director of the Company.  Recognizing the significant and transformative energy transition that is underway in the shipping industry the Committee determined to establish a Head of Energy Transition position at the Company, the effective management of which the Company believes is imperative for its continued growth and success. This position reports directly to the Chief Executive Officer, and is tasked with, among other things, researching, developing, applying and investing in new technology and systems.

Alexander Hadjipateras has been appointed Chief Operating Officer effective April 24, 2024. In addition to his responsibilities as Managing Director of Dorian LPG Management Company he will be responsible to plan, direct, oversee and consolidate marine and shoreside operations in coordination with our Chief Financial and Chief Commercial Officers in support of the Company’s primary operational and strategic goals and objectives.

These promotions reflect the continued growth of the Company’s operations as the global shipping industry steps up to meet the twin challenges of new technology and decarbonization.  John and Alex bring significant experience to their roles and will continue to ensure the long-term success of the Company.

NYSE Closing Bell Ringing

The Company will be ringing the closing bell on the NYSE in celebration of 10 years of being a publicly listed company on the exchange. The market closing ceremony will occur on Thursday, May 9, 2024 at 4:00 p.m. Eastern Time and can be viewed on the NYSE Bell website at www.nyse.com/bell.

Forward-Looking & Other Cautionary Statements

This press release contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "will," "should" and similar expressions are forward-looking statements. These statements are not historical facts but instead represent only the Company's current expectations and observations regarding future results, many of which, by their nature are inherently uncertain and outside of the Company's control. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ, possibly materially, from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. For more information about risks and uncertainties associated with Dorian LPG’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Dorian LPG’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. The Company does not assume any obligation to update the information contained in this press release.

About Dorian LPG Ltd.

Dorian LPG is a liquefied petroleum gas shipping company and a leading owner and operator of modern VLGCs. Dorian LPG's fleet currently consists of twenty-five modern VLGCs, including four dual-fuel LPG vessels. Dorian LPG has offices in Stamford, Connecticut, USA; Copenhagen, Denmark; and Athens, Greece.

Visit our website at www.dorianlpg.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

For further information:

Dorian LPG Ltd.

Ted Young - Chief Financial Officer

(203) 674-9900

IR@dorianlpg.com

Source: Dorian LPG Ltd.